UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 22, 2014 (May 16, 2014)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On May 16, 2014, Hyperdynamics Corporation (the “Company” or “Hyperdynamics”) entered into a settlement agreement with AGR Well Management Ltd. (“AGR”) involving litigation in London.  AGR provided project management services for Hyperdynamics’ subsidiary, SCS Corporation Ltd. (“SCS”) in connection with the drilling of the Sabu #1 well offshore Guinea in 2011-2012.  SCS has received U.S. $17.7 million from the escrow account previously established by the parties in connection with the settlement.  The claims by SCS and counterclaims of AGR have been released, with related indemnification, and the litigation will be terminated.  The net proceeds to SCS will be approximately $15.6 million, after reconciliation of the joint interest account with Dana Petroleum, the other working interest holder during the drilling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	May 22, 2014	By:	/s/ David Wesson
		Name:	David Wesson
		Title:	Vice President and Chief Financial Officer